                                                                    EXHIBIT (11)

                          [Godfrey & Kahn letterhead]



                            _________________, 2001



Strong Equity Funds, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

     Re:  Agreement and Plan of Reorganization
          ------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to the Strong Discovery Fund, Inc. (the "Discovery Fund") in connection with certain aspects of the acquisition of the Discovery Fund by the Strong Enterprise Fund (the "Enterprise Fund"), a series of Strong Equity Funds, Inc. ("SEF"), pursuant to an Agreement and Plan of Reorganization dated as of May ___, 2001 (the "Agreement"). Pursuant to the Agreement and subject to the approval of the shareholders of the Discovery Fund, (1) all or substantially all of the assets of the Discovery Fund will be exchanged for shares of common stock of the Investor Class of the Enterprise Fund, $.00001 par value (the "Enterprise Fund Shares"), (2) all or substantially all of the liabilities of the Discovery Fund will be assumed by the Enterprise Fund and (3) the Enterprise Fund Shares will be distributed to shareholders of the Discovery Fund in complete liquidation of the Discovery Fund. In connection with the Enterprise Fund's issuance of the Enterprise Fund Shares pursuant to the Agreement, a Registration Statement on Form N-14, which includes a Proxy Statement/Prospectus, has been prepared and filed with the Securities and Exchange Commission (the "Commission") on __________, 2001, as supplemented and amended (the "Registration Statement"). This opinion is furnished to you pursuant to Section 6(b) of the Agreement.

     In connection with this opinion, we have examined such corporate documents and records, certificates of public officials, certificates of officers of the Discovery Fund, and such other documents of the Discovery Fund as we deemed necessary or appropriate for purposes of this opinion. In rendering our opinion, we have relied on such documents, records and certificates with regard to factual matters. In addition, in rendering our opinion, we have assumed the genuineness of all signatures of, and the authority and legal competency of, persons signing on behalf of the Discovery Fund, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Strong Equity Funds, Inc.
___________________, 2001
Page 2


     Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

          (1) The Discovery Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin;

          (2) The Discovery Fund's shares of common stock, par value $0.001 per share, currently issued and outstanding have been duly authorized and validly issued, fully paid and non-assessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Statutes);

          (3) The Agreement has been duly authorized, executed and delivered by the Discovery Fund and represents a valid and binding obligation of the Discovery Fund, enforceable in accordance with its terms except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that we express no opinion as to the enforceability of the provisions in the Agreement relating to indemnification nor with respect to the provisions of the Agreement intended to limit liability for particular matters to the Discovery Fund and its assets;

          (4) The execution and delivery of the Agreement by the Discovery Fund do not, and the consummation of the transactions contemplated by the Agreement by the Discovery Fund shall not, violate the Discovery Fund's Amended and Restated Articles of Incorporation or Bylaws or any material agreement made known to us to which the Discovery Fund is a party or by which it is bound (for purposes of this opinion, we have relied upon the Officer's Certificate as to all material contracts);

          (5) To our knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Discovery Fund of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act of 1933, as amended, state securities laws, the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations under those statutes; and

          (6) The Discovery Fund is registered as an investment company under the 1940 Act and such registration with the Commission as an investment company is in full force and effect.

Strong Equity Funds, Inc.
___________________, 2001
Page 3


     Although we have not verified, and are not passing upon and do not assume responsibility for, the accuracy, completeness or fairness of any portion of the Registration Statement, we have generally reviewed and discussed certain information included therein with respect to the Discovery Fund with certain officers of the Discovery Fund and in the course of such review and discussion, no facts came to our attention that caused us to believe that as of the date hereof, only insofar as it relates to information with respect to the Discovery Fund, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We do not express any opinion or belief as to the financial statements, other financial data, statistical data or other information relating to the Discovery Fund contained or incorporated by reference in the Registration Statement.

     Our opinion relates only to the laws of the State of Wisconsin and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdiction. With certain exceptions, we are members of the Bar of the State of Wisconsin and do not hold ourselves out as experts on the law of any state other than Wisconsin.

     This opinion has been rendered solely for your benefit and the benefit of the Board of Directors and officers of SEF. No other person or entity shall be entitled to rely hereon without our prior written consent.

                                        Very truly yours,



                                        GODFREY & KAHN, S.C.

                          [Godfrey & Kahn letterhead]



                            ________________, 2001



Strong Discovery Fund, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

     Re:  Agreement and Plan of Reorganization
          ------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to the Strong Enterprise Fund ("the Enterprise Fund"), a series of Strong Equity Funds, Inc. ("SEF"), in connection with certain aspects of the acquisition of Strong Discovery Fund, Inc. (the "Discovery Fund") by the Enterprise Fund pursuant to an Agreement and Plan of Reorganization dated as of May __, 2001 (the "Agreement"). Pursuant to the Agreement and subject to the approval of the shareholders of the Discovery Fund,
(1) all or substantially all of the assets of the Discovery Fund will be exchanged for shares of common stock of the Investor Class of the Enterprise Fund, $0.00001 par value (the "Enterprise Fund Shares"), (2) all or substantially all of the liabilities of the Discovery Fund will be assumed by the Enterprise Fund and (3) the Enterprise Fund Shares will be distributed to shareholders of the Discovery Fund in complete liquidation of the Discovery Fund. In connection with the Enterprise Fund's issuance of the Enterprise Fund Shares pursuant to the Agreement, a Registration Statement on Form N-14, which includes a Proxy Statement/Prospectus, has been prepared and filed with the Securities and Exchange Commission (the "Commission") on ___________, 2001, as supplemented and amended (the "Registration Statement"). This opinion is furnished to you pursuant to Section 7(b) of the Agreement.

     In connection with this opinion, we have examined such corporate documents and records, certificates of public officials, certificates of officers of SEF, and such other documents of SEF as we deemed necessary or appropriate for purposes of this opinion. In rendering our opinion, we have relied on such documents, records and certificates with regard to factual matters. In addition, in rendering our opinion, we have assumed the genuineness of all signatures of, and the authority and legal competency of, persons signing on behalf of SEF, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Strong Discovery Fund, Inc.
_____________________, 2001
Page 2


     Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

          (1) SEF is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin;

          (2) The Enterprise Fund's shares of common stock, par value $0.00001 per share, currently issued and outstanding have been duly authorized and validly issued, fully paid and non-assessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Statutes); the Enterprise Fund Shares to be delivered to the Discovery Fund pursuant to the Agreement have been duly authorized and, upon delivery, will be validly issued, fully paid and non-assessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Statutes); and no shareholder of the Enterprise Fund has any option, warrant or preemptive right to subscription or purchase of any Enterprise Fund shares;

          (3) The Board of Directors of SEF has duly authorized the Enterprise Fund as a class of SEF pursuant to the terms of the Amended and Restated Articles of Incorporation of SEF;

          (4) The Agreement has been duly authorized, executed and delivered by SEF and represents a valid and binding obligation of SEF, enforceable in accordance with its terms except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that we express no opinion as to the enforceability of the provisions in the Agreement relating to indemnification nor with respect to the provisions of the Agreement intended to limit liability for particular matters to the Enterprise Fund and its assets;

          (5) The execution and delivery of the Agreement by SEF do not, and the consummation of the transactions contemplated by the Agreement by SEF shall not, violate SEF's Amended and Restated Articles of Incorporation or Bylaws or any material agreement made known to us to which SEF is a party or by which it is bound (for purposes of this opinion, we have relied upon the Officer's Certificate as to all material contracts);

          (6) To our knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by SEF of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act of 1933, as amended, state securities laws, the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations under those statutes;

Strong Discovery Fund, Inc.
_____________________, 2001
Page 3

     and

          (7) SEF is registered as an investment company under the 1940 Act and such registration with the Commission as an investment company is in full force and effect.

     Although we have not verified, and are not passing upon and do not assume responsibility for, the accuracy, completeness or fairness of any portion of the Registration Statement, we have generally reviewed and discussed certain information included therein with respect to SEF and the Enterprise Fund with certain officers of SEF and in the course of such review and discussion, no facts came to our attention that caused us to believe that as of the date hereof, only insofar as it relates to information with respect to SEF and the Enterprise Fund, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We do not express any opinion or belief as to the financial statements, other financial data, statistical data or other information relating to SEF or the Enterprise Fund contained or incorporated by reference in the Registration Statement.

     Our opinion relates only to the laws of the State of Wisconsin and the federal laws of the United States, and we express no opinion as to the laws of any other jurisdiction. With certain exceptions, we are members of the Bar of the State of Wisconsin and do not hold ourselves out as experts on the law of any state other than Wisconsin.

     This opinion has been rendered solely for your benefit and the benefit of the Board of Directors and officers of the Discovery Fund. No other person or entity shall be entitled to rely hereon without our prior written consent.

                                        Very truly yours,



                                        GODFREY & KAHN, S.C.